Exhibit 99.1

KINGOLD JEWELRY REPORTS FINANCIAL RESULTS

FOR THE FOURTH QUARTER AND YEAR ENDED DECEMBER 31, 2014

Company to Hold Conference Call with Accompanying Slide Presentation on March 31, 2015, at 6 p.m ET

WUHAN CITY, China, March 31, 2015 - Kingold Jewelry, Inc. ("Kingold" or "the Company") (NASDAQ: KGJI), one of China's leading manufacturers and designers of high quality 24-karat gold jewelry, ornaments and investment-oriented products, today announced its financial results for the fourth quarter and year ended December 31, 2014.

2014 Financial and Operating Highlights (all results are compared to prior year period)

•	Net sales was $1.1 billion compared to $1.2 billion, the decline was primarily due to lower gold pricing
•	Processed a total of 60.1 metric tons [one metric ton = 35,274 ounces] of 24-karat gold products, an increase of 17.6% compared to 51.1 metric tons and within the Company’s previously announced guidance range
•	Gross profit increased to $76.3 million compared to $47.0 million, and gross margin was 6.9% compared to 3.9%, largely due to the previously announced purchase of large quantities of gold at low market prices at year end of 2013 and at the beginning of 2014
•	Net income was $47.3million, or $ 0.72 per diluted share, compared to $28.3 million, or $0.44 per diluted share
•	Book value per diluted share was $3.91 at December 31, 2014 compared to $3.31 at December 31, 2013
•	Kingold meets its previously announced 2014 guidance of between 60 metric tons and 70 metric tons with 60.1 million

2014 Fourth Quarter Financial Highlights (all results are compared to prior year period)

•	Net sales was $209.3 million, a decrease of 34.1% compared to $317.6 million, largely due to the later Chinese New Year
•	Processed a total of 13.2 metric tons of 24-karat gold products, a decrease of 7.7% compared to 14.3 metric tons
•	Net income was $7.7 million, or $0.12 per diluted share, a decrease of 3.2% from $7.9 million, or $0.12 per diluted share

Outlook for 2015

•	Company expects to process between 70 metric tons and 80 metric tons of 24-karat gold products in 2015.

Mr. Zhihong Jia, Chairman and CEO of the Company, commented, “We are pleased with our 2014 financial and operating results as we continued to improve our 24-karat gold manufacturing and designing capability and distribution network throughout China. In 2014, China’s gold industry was impacted by a weaker economy and overall decline in gold prices. Despite these challenges, Kingold processed 60.1 metric tons of gold products during the year and sold them to its 300 major customers from 25 provinces.”

UPDATE ON Kingold Jewelry cultural industry Park

•	January 8, 2015: The Company announced that it has completed the framework on the property and move to the next phase of construction, which will be focused on both exterior and interior decoration and design. The Company expects to complete the entire project on time and will have a grand opening by the end of December 2015.
•	January 21, 2015: The Company announced that it has formally received two separate "Certificates of Presale of Commercial Properties" from Wuhan Housing Security and Management Bureau, which cover five commercial buildings, totaling approximately 123,600 square meters (approx. 1,330,000 square feet). The Company is seeking potential buyers for these commercial properties, and is expected to utilize any proceeds from the presale of these units to complete construction.

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March 31, 2015

Chairman Jia stated, “We continue to receive regular inquiries and positive feedback on our development of the Jewelry Park, and remain on track for a grand opening in December 2015.”

2014 OPERATIONAL REVIEW

•	In the fourth quarter of 2014, Kingold processed approximately 13.2 metric tons of 24-karat gold products, a decrease of 7.7% over the 14.3 metric tons processed in the fourth quarter of 2013. For the year ended December 31, 2014, the Company processed 60.1 metric tons of 24-karat gold products, an increase of 17.6% over the 51.1 metric tons processed in 2013.

Metric Tons of Gold Processed
	Three Months Ended:
	December 31, 2014		December 31, 2013
	Volume	% of Total	Volume	% of Total
Branded*	5.7	43.2%	8.3	58.0%
Customized**	7.5	56.8%	6.0	42.0%
Total	13.2	100%	14.3	100%
	Year Ended:
	December 31, 2014		December 31, 2013
	Volume	% of Total	Volume	% of Total
Branded*	28.8	47.9%	28.6	56.0%
Customized**	31.3	52.1%	22.5	44.0%
Total	60.1	100%	51.1	100%

*	Branded Production:	The Company acquires gold from the Shanghai Gold Exchange to produce branded products.
**	Customized Production:	Clients who purchase customized products supply gold to the Company for processing.

For the three months ended December 31, 2014, the Company processed a total of 13.2 metric tons of gold, of which branded production was 5.7 metric tons, representing 43.2% of total gold processed, and customized production was 7.5 metric tons, representing 56.8% of total gold processed in the fourth quarter of 2014. In the fourth quarter of 2013, the Company processed a total of 14.3 metric tons, of which branded production was 8.3 metric tons, or 58.0% of the total gold processed, and customized production was 6.0 metric tons, or 42.0% of total gold processed.

For the year ended December 31, 2014, Kingold processed a total of 60.1 metric tons of gold, of which branded production was 28.8 metric tons, or 47.9% of total gold processed, and customized production was 31.3 metric tons, or 52.1% of total gold processed. In 2013, the Company processed a total of 51.1 metric tons of gold, of which branded production was 28.6 metric tons, or 56.0% of the total, and customized production was 22.5 metric tons, or 44.0% of the total.

2014 FINANCIAL REVIEW

Net Sales

Net sales for the three months ended December 31, 2014 was $209.3 million, compared to $317.6 million for the same period in 2013. The decrease in sales is largely due to the later Chinese New Year. The mid-February Chinese New Year postponed the winter sales peak to January of 2015.

Net sales for the year ended December 31, 2014 was 1.1 billion, decrease of 6.9% from the $1.2 billion reported in the year of 2013. The decrease in net sales was primarily driven by the decrease in the price of gold and to increased sales of customized products.

The Company’s total sales from its investment gold business were $19.2 million for the year of 2014, a decrease of 84.5% from $106.1 million in 2013. Demand for investment gold was down overall in light of the slow down in China’s economy.

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Gross Profit

Gross profit for the three months ended December 31, 2014 was $13.9 million, a decrease of 1.8%, from $14.2 million for the same period in 2013.

Gross profit for the year of 2014 increased to $76.3 million, an increase of 62.4%, from $47.0 million for year of 2013.

Gross Margin

The Company’s gross margin was 6.7% for the three months ended December 31, 2014, compared to 4.5% in the prior year period.

The Company’s gross margin for the 2014 fiscal year was 6.9%, up from 3.9% in the prior year period. The substantial increase was due to the fact that the Company purchased large quantities of gold inventory at year end 2013 and beginning of 2014 at low market prices, making the first half production at a cost much lower than normal.

Net Income

Net income for the three months ended December 31, 2014 was $7.7 million, or $0.12 per diluted share based on 66.0 million weighted average diluted shares outstanding, compared to net income of $7.9 million in the prior year period, or $0.12 per diluted share based on 64.5 million weighted average diluted shares outstanding in the prior-year period.

Net income for the year of 2014 was $47.3 million, or $0.72 per diluted share based on 66.0 million weighted average diluted shares outstanding, compared to net income of $28.3 million in the prior year, or $0.44 per diluted share based on 63.9 million weighted average diluted shares outstanding, in the prior-year.

Balance Sheet and Cash Flow

(in millions except for percentages)	12/31/2014	2/31/2013	% Changed
	(Audited)	(Audited)
Cash	$1.3	2.3	(41.7%)
Inventories (gold)	212.4	174.4	21.8%
Working Capital	212.6	199.8	6.4%
Stockholders’ Equity	258.2	214.9	20.2%

Net cash provided by operating activities was $20.3 million for the year of 2014, compared with net cash provided by operating activities of $7.7 million for the year of 2013. The change was mainly because of the increase in net income raised from $28.3 million in the year of 2013 to $47.3 million in the year of 2014.

Kingold’s net cash from operating activities can fluctuate significantly due to changes in inventories (principally gold). Other factors that may vary significantly include the Company’s purchases of gold and income taxes. The Company expects that the net cash it generates from operating activities will continue to fluctuate as the Company’s inventories, receivables, accounts payables, and the other factors described above change with increased production and the purchase of larger quantities of raw materials (principally gold).

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OUTLOOK FOR 2015

Based on its existing resources and capacity, strong demand for 24-karat gold products in China, the Company believes that its gold processed is expected to be between 70 metric tons and 80 metric tons during 2015. This guidance is based solely on current projected, organic growth. The Company anticipates narrowing this guidance throughout the year, along with providing additional metrics for investors in the coming months.

Conference Call Details

Kingold also announced that it will discuss these financial results in a conference call on March 31, 2015, at 6 p.m ET.

The dial-in numbers are:

Live Participant Dial In (Toll Free):	877-407-9038
Live Participant Dial In (International):	201-493-6742

The conference call will also be webcast live. To listen to the call, please go to the Investor Relations section of Kingold's website at www.kingoldjewelry.com, or click on the following link:  http://kingoldjewelry.equisolvewebcast.com/q4-2014. The Company will also have an accompanying slide presentation available in PDF format on its homepage prior to the conference call.

About Kingold Jewelry, Inc.

Kingold Jewelry, Inc. (NASDAQ: KGJI), centrally located in Wuhan City, one of China's largest cities, was founded in 2002 and today is one of China's leading designers and manufacturers of 24-karat gold jewelry, ornaments, and investment-oriented products. The Company sells both directly to retailers as well as through major distributors across China. Kingold has received numerous industry awards and has been a member of the Shanghai Gold Exchange since 2003. For more information, please visit www.kingoldjewelry.com.

Business Risks and Forward-Looking Statements

This press release contains forward-looking statements that are subject to the safe harbors created under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. You can identify these forward-looking statements by words such as “expects,” “believe,” “project,” “anticipate,” or similar expressions. The forward-looking statements in this release include statements regarding Kingold’s outlook with respect to its 2015 outlook for gold processing, its expectations with respect to completion of construction of the Jewelry Park and planned grand opening, as well as its ability to engage in presales and finance the remaining construction. Readers are cautioned that actual results could differ materially from those expressed in any forward-looking statements. Forward-looking statements are subject to a number of risks, including those contained in Kingold's SEC filings available at www.sec.gov, including Kingold's most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. Kingold undertakes no obligation to update or revise any forward-looking statements for any reason.

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Company Contact
Kingold Jewelry, Inc.
Bin Liu, CFO
Phone: +1-847-660-3498 (US) / +86-27-6569-4977 (China)

bl@kingoldjewelry.com

INVESTOR RELATIONS
The Equity Group Inc.
Katherine Yao, Associate
+86 10-6587-6435
kyao@equityny.com

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March 31, 2015

KINGOLD JEWELRY, INC.
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(IN U.S. DOLLARS)

	For the three months ended December 31,		For the years ended December 31,
	2014	2013	2014	2013

NET SALES	$209,333,026	$317,575,713	$1,107,558,544	$1,189,915,923

COST OF SALES
Cost of sales	(195,023,389)	(302,998,188)	(1,030,010,474)	(1,141,671,197)
Depreciation	(365,074)	(370,785)	(1,296,583)	(1,277,374)
Total cost of sales	(195,388,463)	(303,368,973)	(1,031,307,057)	(1,142,948,571)

GROSS PROFIT	13,944,562	14,206,740	76,251,487	46,967,352

OPERATING EXPENSES
Selling, general and administrative expenses	2,025,666	1,609,850	7,343,951	4,749,488
Stock compensation expenses	1,310,995	398,773	3,149,980	1,532,563
Depreciation	61,655	44,930	130,074	155,216
Amortization	3,080	6,125	12,300	12,205
Total operating expenses	3,401,396	2,059,678	10,636,305	6,449,472

INCOME FROM OPERATIONS	10,543,166	12,147,062	65,615,182	40,517,880

OTHER INCOME (EXPENSES)
Other Income	-	-	94,624	-
Interest Income	-	-	305,465	56,253
Other Expense	-	-	-	(81)
Interest expense	(307,991)	(760,649)	(1,847,240)	(1,051,564)
Total other expenses, net	(307,991)	(760,649)	(1,447,151)	(995,392)

INCOME FROM OPERATIONS BEFORE TAXES	10,235,174	11,386,413	64,168,031	39,522,488

INCOME TAX PROVISION (BENEFIT)
Current	1,258,968	3,257,007	16,836,054	11,454,787
Deferred	1,301,027	199,243	-	(272,225)
Total income tax provision	2,559,994	3,456,250	16,836,054	11,182,562

NET INCOME	$7,675,180	$7,930,163	$47,331,977	$28,339,926

OTHER COMPREHENSIVE INCOME (LOSS)
Total foreign currency translation gains (loss)	$278,221	$1,039,417	$(1,331,032)	$5,820,020

COMPREHENSIVE INCOME	$7,953,400	$8,969,580	$46,000,945	$34,159,946

Earnings per share
Basic	$0.12	$0.12	$0.72	$0.45
Diluted	$0.12	$0.12	$0.72	$0.44
Weighted average number of shares
Basic	65,957,499	64,334,400	65,918,768	63,495,520
Diluted	65,957,499	64,486,938	66,007,075	63,902,912

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KINGOLD JEWELRY, INC.
CONSOLIDATED BALANCE SHEETS
(IN U.S. DOLLARS)

	2014	2013

ASSETS

CURRENT ASSETS
Cash	$1,331,658	$2,284,930
Restricted cash	14,793,632	12,668,749
Accounts receivable	503,406	532,386
Inventories	212,396,363	174,433,501
Other current assets and prepaid expenses	57,971	8,252,387
Due from related party	-	52,354,308
Value added tax recoverable	4,501,426	6,220,866
Deferred income tax assets	-	275,882
Total current assets	233,584,456	257,023,009

PROPERTY AND EQUIPMENT, NET	9,390,258	10,686,947

OTHER ASSETS
Deposit on land use right-Jewelry Park	9,819,687	32,721,442
Construction in progress - Jewelry Park	58,310,818	-
Other assets	157,078	157,946
Land use right	492,027	507,117
Total other assets	68,779,610	33,386,505
TOTAL ASSETS	$311,754,324	$301,096,461

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Short term loans	$16,270,745	$49,572,985
Long term loans - current maturities	28,844,777	-
Other payables and accrued expenses	2,970,770	3,499,717
Income tax payable	978,713	3,269,908
Other taxes payable	777,537	848,739
Total current liabilities	49,842,542	57,191,349

Long term loans	3,672,308	29,004,287
TOTAL LIABILITIES	53,514,850	86,195,636

COMMITMENTS AND CONTINGENCIES	-	-

EQUITY
Preferred stock, $0.001 par value, 500,000 shares
authorized, none issued or outstanding
as of December 31, 2014 and December 31, 2013	-	-
Common stock $0.001 par value, 100,000,000 shares
authorized, 65,963,502 and 64,953,462 shares issued and outstanding
as of December 31, 2014 and December 31, 2013	65,963	64,953
Additional paid-in capital	79,460,175	76,847,205
Retained earnings
Unappropriated	163,002,075	120,946,375
Appropriated	967,543	967,543
Accumulated other comprehensive income	14,743,718	16,074,749
Total stockholders' equity	258,239,474	214,900,825
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$311,754,324	$301,096,461

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KINGOLD JEWELRY, INC.
CONSOLIDATED STATEMENT OF CASH FLOWS
(IN U.S. DOLLARS)

	For the years ended December 31,
	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$47,331,977	$28,339,926
Adjusted to reconcile net income to cash provided by
operating activities:
Depreciation	1,426,657	1,432,591
Amortization of intangible assets	12,300	12,205
Share based compensation for services	3,149,980	1,532,563
Inventory valuation allowance	-	1,088,901
Deferred tax provision (benefit)	-	(272,225)
Changes in operating assets and liabilities
(Increase) decrease in:
Accounts receivable	26,053	180,215
Inventories	(38,924,060)	(20,400,387)
Other current assets and prepaid expenses	8,193,528	(7,566,421)
Deferred offering costs	-
Value added tax recoverable	1,959,688	1,022,705
Increase (decrease) in:
Other payables and accrued expenses	(512,197)	1,611,132
Income tax payable	(2,273,323)	591,138
Other taxes payable	(66,538)	165,322
Net cash provided by operating activities	20,324,065	7,737,665
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(190,403)	(78,306)
Proceeds from sale of property and equipment	1,970	-
Cash deposit for land use right-Jewelry Park	-	(32,287,748)
Cash payment in construction in progress-Jewelry Park	(35,590,752)	-
Net cash used in investing activities	(35,779,185)	(32,366,054)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from bank loans-short term	24,000,521	48,915,939
Repayments of bank loans-short term	(57,031,746)	(6,457,550)
Proceeds from long term loan	3,672,486	28,619,860
Restricted cash	(2,194,663)	(12,500,836)
Proceeds from related party loan	65,082,981	-
Repayments of related party loan	(13,016,596)	(52,354,308)
Cash dividend paid	(5,276,277)	-
Net proceeds from exercise of warrants	10,000	4,600,400
Net proceeds from stock issuance	-	12,522,000
Net cash provided by financing activities	15,246,706	23,345,505
EFFECT OF EXCHANGE RATES ON CASH AND CASH EQUIVALENTS	(744,858)	1,023,700
NET INCREASE IN CASH AND CASH EQUIVALENTS	(953,272)	(259,184)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	2,284,930	2,544,114
CASH AND CASH EQUIVALENTS, END OF YEAR	$1,331,658	$2,284,930
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for interest expense	$14,140,388	$4,444,627
Cash paid for income tax	$18,834,998	$10,863,648